                               OFFER TO PURCHASE
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                          CONVERGENT GROUP CORPORATION
                                       AT
                              $8.00 NET PER SHARE
                                       BY
                        CONVERGENT ACQUISITION SUB, INC.
                           A WHOLLY OWNED SUBSIDIARY
                                       OF
                         CONVERGENT HOLDING CORPORATION
                           A WHOLLY OWNED SUBSIDIARY
                                       OF
                      SCHLUMBERGER TECHNOLOGY CORPORATION

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
                                     TIME,
          ON MONDAY, NOVEMBER 27, 2000, UNLESS THE OFFER IS EXTENDED.

                                October 27, 2000

To Our Clients:

    Enclosed for your consideration are an Offer to Purchase, dated October 27, 2000, and a related Letter of Transmittal in connection with the offer by Convergent Acquisition Sub, Inc., a wholly owned subsidiary ("Purchaser") of Convergent Holding Corporation, a wholly owned subsidiary ("Parent") of Schlumberger Technology Corporation ("STC"), to purchase all outstanding shares of common stock of Convergent Group Corporation ("Convergent"), at a price of $8.00 per share, net to the seller in cash, less any required withholding taxes, and without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase, and in the related Letter of Transmittal.

    WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF YOUR SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

    We request instructions as to whether you wish to have us tender on your behalf any or all of the shares held by us for your account, upon the terms and subject to the conditions set forth in the offer.

    Your attention is directed to the following:

        1. The tender price is $8.00 per share, net to you in cash, less any required withholding taxes and without interest.

        2. The offer is being made for all outstanding shares.

        3. The offer is being made pursuant to the Agreement and Plan of Merger, dated as of October 13, 2000, by and among STC, Parent, Purchaser and Convergent, which provides that after the offer is completed, Purchaser will merge with and into Convergent. At the effective time of the merger, each share issued and outstanding immediately prior to the effective time of the merger (other than shares held in the treasury of Convergent and each share owned by STC, Parent, Purchaser or any other subsidiary of STC or of Convergent and other than shares, if any, held by stockholders who have not voted in favor of or consented to the merger and who have delivered a written demand for appraisal of the shares in accordance with Delaware law) will be converted
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    into the right to the same consideration as stockholders who tendered their shares in the offer received.

        4. Convergent's board of directors has determined that the merger agreement, the offer and the merger is fair to, advisable and in the best interests of, the stockholders of Convergent, and recommends that stockholders accept the offer and tender their shares pursuant to the offer.

        5. The offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Monday, November 27, 2000, unless the offer is extended.

        6. Purchaser is not obligated to purchase any tendered shares unless, after the purchase of all of the tendered shares, Purchaser would beneficially own a majority of the shares outstanding on a fully diluted basis. The offer is also conditioned upon, among other things, the expiration or termination of any applicable antitrust waiting periods.

        7. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes, with respect to the purchase in the offer.

    If you wish to have us tender any or all of your shares held by us for your account, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your shares, all of your shares will be tendered unless you specify otherwise in your instructions. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

    The offer is made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all Convergent stockholders. Purchaser is not aware of any state where the making of the offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the offer or the acceptance of shares pursuant to the offer, Purchaser will make a good faith effort to comply with that state statute. If, after its good faith effort, Purchaser cannot comply with that state statute, the offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of shares in that state. In any jurisdiction where the securities, blue sky or other laws require the offer to be made by a licensed broker or dealer, the offer will be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

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
                        INSTRUCTIONS WITH RESPECT TO THE
                               OFFER TO PURCHASE
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                          CONVERGENT GROUP CORPORATION
                                       BY
                        CONVERGENT ACQUISITION SUB, INC.
                           A WHOLLY OWNED SUBSIDIARY
                                       OF
                         CONVERGENT HOLDING CORPORATION
                           A WHOLLY OWNED SUBSIDIARY
                                       OF
                      SCHLUMBERGER TECHNOLOGY CORPORATION

    The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated October 27, 2000, and the related Letter of Transmittal in connection with the offer by Convergent Acquisition Sub, Inc., a wholly owned subsidiary of Convergent Holding Corporation, a wholly owned subsidiary of Schlumberger Technology Corporation, to purchase any and all outstanding shares of common stock of Convergent Group Corporation.

    This will instruct you to tender the number of shares indicated below (or, if no number is indicated below, all shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the offer.

Number of shares to be tendered:* ______________________________________________

Date: __________________________________________________________________________

________________________________________________________________________________
Signature(s)

________________________________________________________________________________
________________________________________________________________________________
Please type or print name(s)

________________________________________________________________________________
________________________________________________________________________________
Please type or print address

________________________________________________________________________________
Area code and telephone number

________________________________________________________________________________
Taxpayer Identification or Social Security Number

________________________________________________________________________________
* Unless otherwise indicated, it will be assumed that all shares held by us for your account are to be tendered.

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